Exhibit 5.1

Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza New York, New York 10112-0015 212.653.8700 main 212.653.8701 fax www.sheppardmullin.com

September 11, 2020

VIA ELECTRONIC MAIL

Jerrick Media Holdings, Inc.

2050 Center Avenue Suite 640

Fort Lee, NJ 07024

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Jerrick Media Holdings, Inc. (to be renamed “Creatd Inc.”), a Nevada corporation (the “Company”), in connection with the offering, pursuant to a Registration Statement on Form S-1 under the Securities Act of 1933, as amended (the “Securities Act”), originally filed with the Securities and Exchange Commission (the “Commission”) on May 20, 2020 (Registration No. 333-238514), as amended to date (the “Registration Statement”), of (A) up to $7,762,500 of units of the Company’s securities (the “Units”), with each Unit consisting of (i) one share of the Company’s common stock, par value $0.001 per share (the “Offering Shares”), and (ii) one warrant to purchase one share of common stock (the “Offering Warrants”); (B) an option to purchase up to 7.5% of the Common Stock sold to investors granted to The Benchmark Company, LLC, as representative of the several Underwriters (the “Underwriters”), by the Company (the “Underwriters’ Warrants”); and (C) an option to purchase up to 15% of additional shares of common stock (the “Over-Allotment Shares” and, together with the Offering Shares, the “Shares”) and/or Warrants (the “Over-Allotment Warrants” and, together with the Offering Warrants, the “Warrants”) pursuant to the exercise of the Underwriters’ over-allotment option. The shares of common stock issuable upon exercise of the Offering Warrants described in clause (A)(ii) of the preceding sentence, the shares of common stock issuable upon exercise of the Underwriter Warrants described in clause (B) of the preceding sentence, and the shares of common stock issuable upon exercise of the Over-Allotment Warrants in clause (C) of the preceding sentence, are collectively referred to herein as the “Warrant Shares.” The Units, the Shares, the Warrants and the Warrant Shares are referred to herein collectively as the “Securities.”

The opinion expressed herein is limited exclusively to (i) the Nevada Revised Statutes (the “NRS”) and (ii) the laws of the State of New York, in each case as in effect on the date hereof, and we have not considered, and express no opinion on, any other laws or the laws of any other jurisdiction.

In rendering the opinions expressed herein, we have examined and relied upon the originals, or copies certified to our satisfaction, of (i) the Registration Statement and the prospectus included therein (the “Prospectus”), and all exhibits thereto; (ii) the Company’s Second Amended and Restated Articles of Incorporation; (iii) the Company’s Amended and Restated Bylaws; (iv) the resolutions of the Company’s board of directors with respect to the authorization of the issuance of the Securities covered by the Registration Statement and related matters thereto; (v) the form of Underwriting Agreement pursuant to which the Securities are to be sold (the “Underwriting Agreement”), (vi) the form of Warrant Agent Agreement (including the form of Offering Warrant contained therein), (vii) the form of Underwriters’ Warrant, (viii) the form of Common Stock certificate, and (ix) such other records, documents and instruments as we have deemed necessary for the expression of the opinions stated herein.

In making the foregoing examinations, we have assumed the genuineness of all signatures (other than those of the Company), the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies thereof and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion, where such facts have not been independently established, we have relied, to the extent we have deemed reasonably appropriate, upon representations or certificates of officers of the Company or governmental officials and representations of the Company.

Based upon and subject to the foregoing, we are of the opinion that:

I. the Securities have been duly authorized for issuance by all necessary corporate action by the Company;

II. the Shares, when issued and sold as described in the Registration Statement, will be validly issued, fully paid and non-assessable;

III. provided that the Warrants and Underwriters’ Warrants have been duly executed and delivered by the Company and duly delivered to the purchasers or underwriters, such Warrants and Underwriters’ Warrants, when issued as contemplated in the Registration Statement, will be valid and binding obligations of the Company; and

IV. the shares of common stock issuable pursuant to the Warrants and the Underwriters’ Warrants, upon payment to the Company of the required consideration, and when issued and sold by the Company and paid for in accordance with the terms of the Offering Warrants or Underwriters’ Warrants, as applicable, and as described in the Registration Statement, will be validly issued, fully paid and non-assessable.

Our opinions set forth above with respect to the validity or binding effect of any security or obligation may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, marshaling, moratorium or other similar laws affecting the enforcement generally of the rights and remedies of creditors and secured parties or the obligations of debtors, (ii) general principles of equity (whether considered in a proceeding in equity or at law), including but not limited to principles limiting the availability of specific performance or injunctive relief, and concepts of materiality, reasonableness, good faith and fair dealing, (iii) the possible unenforceability under certain circumstances of provisions providing for indemnification, contribution, exculpation, release or waiver that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, and (iv) the effect of course of dealing, course of performance, oral agreements or the like that would modify the terms of an agreement or the respective rights or obligations of the parties under an agreement.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and any abbreviated registration statements relating thereto that may be filed to register additional securities identical to those covered by the Registration Statement (including a registration statement filed pursuant to Rule 462(b) under the Securities Act), and to the reference to our firm under the caption “Legal Matters” in the prospectus constituting part of such Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Respectfully submitted,

/s/ Sheppard, Mullin, Richter & Hampton LLP
Sheppard, Mullin, Richter & Hampton LLP